Exhibit (g)(3)

                      SCHEDULE A TO THE CUSTODIAN CONTRACT

                                   SCHEDULE A

                   NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST

      The following foreign banking institutions and foreign securities depositories have been approved by the Board of Trustees of the above mentioned trust as sub custodian for securities and other assets:

Westpac Banking Corp. (Austraclear Limited, RITS) (Australia)

Erste Bank der Oesterreichischen Sparkassen AG (OEKB) (Austria)

General de Banque (C.I.K., Banque Nationale de Belgique) (Belgium)

State Street Trust Company Canada (CDS) (Canada)

Den Danske Bank (VP) (Denmark)

Merita Bank Plc. (FCSD) (Finland)

Paribas, S.A. (SICOVAM) (France)

Dresdner Bank AG (DBC) (Germany)

Standard Chartered Bank, Hong Kong (CCASS, CMU) (Hong Kong)

Bank of Ireland (CBISSO) (Ireland)

The Fuji Bank, Ltd. (JASDEC, Bank of Japan) (Japan)

MeesPierson N.V. (NECIGEF) (the Netherlands)

Christiania Bank of Kreditkasse ASA (VPS) (Norway)

Skandinaviska Enskilda Banken (VPC) (Sweden)

Union Bank of Switzerland AG (SEGA) (Switzerland)

State Street Bank and Trust Co. (CGO, CMO) (United Kingdom)

The Euroclear System

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Cedel Bank societe anonyme and INTERSETTLE

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST


_______________________________
By:    Michael J. Weiner
Title: Vice President (Principal Financial Officer)

Date:  May 1, 2000